EXHIBIT 23.1 (2)

               Consent of Independent Certified Public Accountants


The Board of Directors
Knowledge Transfer Systems, Inc.



We consent to the use of our report dated February 19, 2001 in the Registration Statement on Form S-8 and related Prospectus of Knowledge Transfer Systems Inc. for the registration of 4,000,000 shares of its common stock and to the reference to our firm under the heading "Experts" therein.


/s/   PARKS, TSCHOPP, WHITCOMB & ORR, P.A.




Maitland, Florida
May 4, 2001